SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132232	30-0183252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
1.1
Underwriting Agreement dated May 12, 2006, between Bear, Stearns & Co. Inc., as underwriter Structured Asset Mortgage Investments II Inc., as depositor and Terms Agreement, dated September 28, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor, relating to the Underwriting Agreement, dated May 12, 2006.

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of September 1, 2006 among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, EMC Mortgage Corporation, as seller and company and Citibank, N.A., as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

Dated: October 16, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated May 12, 2006, between Bear, Stearns & Co. Inc., as underwriter Structured Asset Mortgage Investments II Inc., as depositor and Terms Agreement, dated September 28, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor, relating to the Underwriting Agreement, dated May 12, 2006.

4.1
Pooling and Servicing Agreement, dated as of September 1, 2006 among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, EMC Mortgage Corporation, as seller and company and Citibank, N.A., as trustee